EXHIBIT 16.1


                [LETTERHEAD OF ANDERSEN ANDERSEN & STRONG, L.C.]



March  15,  2001


United States Securities and Exchange Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

To  Whom  It  May  Concern:

We have read Item 4 of Form 8-K/A dated February 28, 2001, of Merilus, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K/A.


Very  truly  yours,


/s/  Andersen,  Andersen  &  Strong,  L.C.


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